SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934
                               (Amendment No.   )

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e) (2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           HARRIS & HARRIS GROUP, INC.
                (Name of Registrant as Specified in its Charter)
-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14-a-6(i) (1) and
       0-11.
       1) Title of each class of securities to which transaction applies:
          _______________________________________________________________

       2) Aggregate number of securities to which transaction applies:
          _______________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          _______________________________________________________________

       4) Proposed maximum aggregate value of transaction:
          _______________________________________________________________

       5) Total fee paid:
          _______________________________________________________________
          /1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:
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          2) Form, Schedule or Registration Statement No.:
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          3) Filing Party:
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          4) Date Filed:
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                            HARRIS & HARRIS GROUP, INC.

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    July 29, 1998

     TO THE SHAREHOLDERS OF HARRIS & HARRIS GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the 1998 annual meeting of the shareholders of Harris & Harris Group, Inc. (the "Company") will be held on Wednesday, July 29, 1998, at 12:00 p.m., local time, at 780 Third Avenue (between 48th and
49th), New York, New York. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

     1. To elect nine (9) directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

     2. To ratify, confirm and approve the Board of Directors' selection of Arthur Andersen LLP as the Company's independent public accountant for its fiscal year ending December 31, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of common stock of record, at the close of business on June 19,1998 will be entitled to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                                         By Order of the Board of Directors

June 24, 1998                            Rachel M. Pernia
New York, New York                       Secretary

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING DATE IS JULY 29, 1998.


                              PROXY STATEMENT

                          HARRIS & HARRIS GROUP, INC.
                        Annual Meeting of Shareholders
                                 July 29, 1998

                              GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Company" or "Corporation") to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 29, 1998 and at any adjournment thereof.

    The Annual Meeting will be held on Wednesday, July 29, 1998 at 12:00 p.m., local time, at 780 Third Avenue, New York, New York. At the Annual Meeting, shareholders of the Company will be asked to elect nine directors to serve on the Board of Directors of the Company and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement.

    The mailing address of the principal executive office of the Company is One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 (telephone 212-332-3600). The enclosed proxy and this proxy statement are being first transmitted on or about June 24, 1998 to shareholders of the Company.

    The Board of Directors has fixed the close of business on June 19, 1998 as the record date for the determination of shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 10,651,200 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.


Solicitation and Revocation; Vote Required

    All properly executed proxies received prior to the Annual Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. Shares voted to "ABSTAIN" in whole or in part will be considered present at the meeting. Shares represented by broker non-votes will be disregarded and will have no effect on the outcome of the vote.

                                    1

    Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date.

    Proxies are being solicited by the Company. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by the Company. They may also be solicited by officers and regular employees of the Company personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of common stock of the Company. It is estimated that those costs will be nominal.

    Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter.


                             ELECTION OF DIRECTORS

                                (Proposal No. 1)

    The nine director nominees listed below, all of whom currently serve as directors, have been nominated to serve as directors of the Company until the next Annual Meeting or until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by the present Board of Directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES.

Nominees

    Set forth below is certain information with respect to the Corporation's current directors. All nominees are currently directors of the Company:

                                  2

                               DIRECTORS

    Dr. C. Wayne Bardin, age 63, was elected to the Company's Board of Directors in December 1994. He is currently President of Thyreos Corp., a privately held, start-up pharmaceutical company. From 1978 through 1996, Dr. Bardin was Vice President of The Population Council. His recent professional appointments have included: Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. Dr. Bardin also serves as a consultant to several pharmaceutical companies. He has directed basic and clinical research leading to over 500 publications and patents. He has negotiated 15 licensing and manufacturing agreements. He has directed clinical R&D under 18 INDs filed with the U.S. FDA. Dr. Bardin has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for NIH, WHO, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; a M.S. and M.D. from Baylor University and a Doctor Honoris Causa from the University of Caen and the University of Paris.

    Dr. Phillip A. Bauman, age 42, was appointed to the Company's Board of Directors in February 1998. Dr. Bauman is an orthopedic surgeon who is in practice in New York City and has held an academic appointment at Columbia University since 1988. He is a principal and Vice President of Orthopedic Associates of New York since 1994. He is also the director of Miller Health Care Institute associated with St. Luke's/Roosevelt Hospital Center in New York City since 1995. He holds bachelor's and master's degrees in biology from Harvard University and a medical degree from Columbia University. Dr. Bauman was elected a fellow of the American Academy of Orthopedic Surgeons in 1991, is affiliated with the New York Academy of Medicine and is on the advisory board of a medical research foundation. Dr. Bauman is William R. Polk's son-in-law.

    G. Morgan Browne, age 63, was elected to the Company's Board of Directors in June 1992. Since 1985, Mr. Browne has been Administrative Director of the Cold Spring Harbor Laboratory, a private not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. In prior years, he was active in the management of numerous scientifically based companies as an individual consultant or as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a director of OSI Pharmaceuticals, Inc. (principally engaged in drug discovery based on gene transcription), a founding director of the New York Biotechnology Association, and a founding director and Treasurer of the Long Island Research Institute. He is a graduate of Yale University and attended New York University Graduate School of Business.

                                         3

Harry E. Ekblom, age 70, was elected to the Company's Board of Directors in 1984. Mr. Ekblom is a partner in Ekblom & Ekblom LLC and President of
Harry E. Ekblom & Co., Inc. From 1985 to 1996, he was Vice Chairman of A.T. Hudson & Co. Inc. Before 1984, he was employed by European American Bank as the Chairman of its Board of Directors and Chief Executive Officer. Mr. Ekblom is a director of The Commercial Bank of New York. He is a graduate of Columbia College and the New York University School of Law, a member of the New York Bar, and holds honorary degrees from Hofstra University and Pace University.

    Dugald A. Fletcher, age 68, was elected to the Company's Board of Directors in June 1996. Mr. Fletcher has been President of Fletcher & Company, Inc., a management consulting firm, for the past five years. He was also Chairman of Binnings Building Products Company, Inc. and is an Advisor to the Gabelli Growth Fund and a Director of Gabelli Convertible Securities Fund. Previously, he was an advisor to the Gabelli/Rosenthal LP, a leveraged buyout fund; Chairman of Keller Industries (building and consumer products); Director and investor in Mid-Atlantic Coca-Cola Bottling Company; Senior Vice President of Booz-Allen & Hamilton and President of Booz-Allen Acquisition Services; Executive Vice President and a Director of Paine Webber, Inc.; and President of Baker, Weeks and Co., Inc., a New York Stock Exchange member firm. He is a graduate of Harvard College and of Harvard Business School.

    *Charles E. Harris, age 55, has been a director of the Company and Chairman of its Board of Directors since April 1984 and Chief Compliance Officer since February 1997. He has served as Chief Executive Officer of the Company since July 1984. From April 1990 to August 1991, he served as Chairman of publicly owned Ag Services of America, Inc., in which the Company then held an equity interest. From its formation in November 1989 until June 1990, he served as Chairman and Chief Executive Officer of publicly owned Molten Metal Technology, Inc., which the Company cofounded and in which the Company then held an equity interest. From July 1986 to January 1989, he served as Chairman of publicly owned Re Capital Corporation, which the Company founded and in which the Company then held an equity interest. From July 1984 to July 1985, he served as a director and was the control person of publicly owned Alliance Pharmaceutical, which the Company founded and in which the Company then held an equity interest. Prior to 1984, he was Chairman of Wood, Struthers and Winthrop Management Corp., the investment advisory subsidiary of Donaldson, Lufkin & Jenrette. He was a member of the Advisory Panel for the Congressional Office of Technology Assessment. He is a member of the New York Society of Security Analysts. Among his eleemosynary activities, he is a Trustee of The Institute for Genomic Research, a life-sustaining fellow of the Massachusetts Institute of Technology and a member of the President's Council of Cold Spring Harbor Laboratory. He was graduated from Princeton University (A.B., 1964) and the Columbia University Graduate School of Business (M.B.A.,
1967).


* Charles E. Harris is an "interested person" of the Company, as defined in the Investment Company Act of 1940, as an owner of more than five percent of the Company's stock, as a control person and as an officer of the Company.

                                    4

    Glenn E. Mayer, age 72, has been a director of the Company since 1981. In December 1991, Mr. Mayer joined, as a Senior Vice President, the Investment Banking division of Reich & Company. Reich & Co. is now a division of Fahnestock & Company, Inc., a member firm of the New York Stock Exchange. For 15 years prior to that, he was employed by Jesup & Lamont Securities Co. and its successor firms, in the Corporate Finance department. Mr. Mayer is a graduate of Indiana University.

    William R. Polk, age 69, has been a director of the Company since August 1988. For the last seven years, Mr. Polk has been a self-employed consultant. The author of some 15 books and over 100 articles, he has been an advisor to a number of corporations including Schroder Bank, Citibank, Crocker National Bank, TWA, Teledyne, Volkswagen, Time Inc. and of the United Nations. He is the former President of the Adlai Stevenson Institute of International Affairs, a former member of the Policy Planning Council of the United States Department of State, and a former Professor of History of the University of Chicago and of Harvard University. Mr. Polk is a graduate of Harvard University (B.A. with Honors and Ph.D.) and of Oxford University (B.A. with Honors and M.A.) and has received various academic, foundation and governmental awards. Mr. Polk is the father-in-law of Dr. Phillip A. Bauman.

    James E. Roberts, age 52, was elected to the Company's Board of Directors in June 1995. Since May 1995, Mr. Roberts has been Vice Chairman of Trenwick America Reinsurance Corporation. During the nine years prior to that, Mr. Roberts held the following positions at Re Capital Corporation: President and Chief Executive Officer, from 1992 to 1995; President and Chief Operating Officer, 1991 to 1992; Director since 1989 and Senior Vice President, 1986 to 1991; President and Chief Executive Officer of the Company's principal operating subsidiary, Re Capital Reinsurance Corporation, from 1991 to 1995. Mr. Roberts served as Senior Vice President and Chief Underwriting Officer of North Star Reinsurance Corporation, from 1979 to 1986; Vice President of Rollins Burdick Hunter of New York, Inc., 1977 to 1979; Secretary of American Home Assurance/National Union Insurance Group of American International Group, Inc., 1973 to 1977; and commercial casualty underwriter at Continental Insurance Company, 1972 to 1973. Mr. Roberts is a graduate of Cornell University.

                                     5

Committees of the Board of Directors

    In 1997, there were eight meetings of the Board of Directors of the Company and the Board acted 12 times by unanimous written consent. Other than Mr. James E. Roberts who attended six board meetings and two Investment and Valuation Committee meetings, no incumbent director attended fewer than 75 percent of the aggregate of Board of Directors' and applicable committee meetings held in 1997 (during the periods that they so served).

    The Corporation's Board of Directors has five committees comprised of the following members:

                                  Committees


Executive            Audit             Compensation        Nominating

Charles E. Harris*   William R. Polk*  James E. Roberts*   Charles E. Harris*
C. Wayne Bardin      Harry E. Ekblom   Harry E. Ekblom     G. Morgan Browne
Glenn E. Mayer       Glenn E. Mayer    Dugald A. Fletcher  Harry E. Ekblom
James E. Roberts                                           William R. Polk

Investment and
Valuation

Charles E. Harris*
G. Morgan Browne
James E. Roberts
Dugald A. Fletcher

* Chairman of the Committee

    The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee did not meet as a separate committee in 1997.

    The Audit Committee considers and recommends to the Board of Directors the selection of the Corporation's auditors, reviews with the auditors the plan and results of the annual audit and the adequacy of the Corporation's systems of internal accounting controls. The Audit Committee met once in 1997.

    The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of the Corporation's officers and employees. The Compensation Committee did not meet as a separate committee in 1997.

    The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors. The Nominating Committee will not consider nominations from shareholders. The Nominating Committee did not meet as a separate committee in 1997.

    The Investment and Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of the Corporation's assets for reporting purposes pursuant to the Corporation's Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. The Investment and Valuation Committee met four times and acted one time by unanimous written consent in 1997.

                                   6

Security ownership of Directors, Nominees and Officers and other principal holders of the Company's voting securities

    The following table sets forth certain information with respect to beneficial ownership (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of the Company's common stock as of June 12, 1998 by (1) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding common stock,
(2) each director of the Company, (3) each current executive officer listed in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held as stated by the persons named as owners.

Name and Address of              Number of Shares of
Beneficial Owner                 Common Stock Owned       Percent of Class (1)

Charles E. and Susan T. Harris      1,467,561 (1)              13.77%
One Rockefeller Plaza, Suite 1430
New York, NY  10020

American Bankers Insurance Group    1,075,269 (2)              10.09%
11222 Quail Roost Drive
Miami, FL 33157

Jordan American Holdings, Inc.      1,244,550 (3)              11.68%
1875 Ski Time Square Drive, Suite 1
Steamboat Springs, CO 80487

Dr. C. Wayne Bardin                     7,633 (4)                *

Dr. Phillip A. Bauman                   8,867 (5)                *

G. Morgan Browne                        1,107                    *

Harry E. Ekblom                         6,029                    *

Dugald A. Fletcher                      1,107                    *

Jon J. Masters                            950                    *

Glenn E. Mayer                         73,029 (6)                *

Mel P. Melsheimer                       5,072                    *

Rachel M. Pernia                        8,000                    *

William R. Polk                        72,029                    *

James E. Roberts                        2,793                    *

All Directors and Officers as       1,654,177                  15.52%
a group (11 persons)

*  Less than one percent of issued and outstanding stock.

<F1>
(1) Includes 1,355,176 shares for which Mrs. Harris has sole power to vote and dispose of; 8,500 shares for which Mr. Harris has sole power to vote and dispose of. Includes 103,885 shares owned by the Susan T. and Charles E. Harris Foundation, in which Charles E. Harris and Susan T. Harris are designated trustees; voting and dispositive power are vested with the trustees.
<F2>
(2) Represents shares owned by subsidiaries of American Bankers Insurance Group, Inc.

                                     7
<F3>
(3) Represents shares owned by Jordan American Holdings, Inc. as of June 1, 1998. According to its Schedule 13D relating to the Company's common stock, it is a registered investment advisor that holds these shares for investment purposes only on behalf of various clients.

<F4>
(4) Includes 2,840 shares owned by Bardin LLC for the Bardin LLC Profit-Sharing Keogh.

<F5>
(5)  Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife.

<F6>
(6)  Includes 2,000 shares owned by Mrs. Mayer.

Executive Officers

     Set forth below is certain information with respect to the executive officers of the Company:

     Charles E. Harris, Chairman, Chief Executive Officer and Chief Compliance Officer. For additional information about Mr. Harris, please see the Directors' biographical information section.

     Mel P. Melsheimer, age 58, has served as President, Chief Operating Officer and Chief Financial Officer since February 1997. Previously, Harris
& Harris Group utilized Mr. Melsheimer as a nearly full-time consultant or officer of an investee company since March 1994. Mr. Melsheimer has had extensive entrepreneurial experience as well as senior operational and financial management responsibilities with publicly and privately owned companies. From November 1992 to February 1994, he served as Executive Vice President, Chief Operating Officer and Secretary of Dairy Holdings, Inc. From June 1991 to August 1992, he served as President and Chief Executive Officer of Land-O-Sun Dairies as well as Executive Vice President of Finevest Foods, Inc. From March 1989 to May 1991, he served as Vice President, Chief Financial Officer and Treasurer of Finevest Foods, Inc. From January 1984 to February 1989, he served as Chairman, Chief Executive Officer and Founder of PHX Pacific, Inc. and President and Chief Executive Officer of MPM Capital Corp. From January 1981 to December 1983, he served as Executive Vice President and Chief Operating Officer of AZL Resources. From November 1975 to December 1980, he served as Executive Vice President and Chief Financial Officer of AZL Resources. From January 1968 to November 1975, he served in a financial capacity before becoming Vice President and Chief Financial Officer of Pepsi-Cola Company, PepsiCo, Inc. in 1972. He was graduated from the University of Southern California (MBA) and Occidental College (B.A., Economics).

     Rachel M. Pernia, age 39, has served since January 1992 as a Vice President and Controller of the Company, as Treasurer since November 1994 and Secretary since September 1996. From 1988 until Ms. Pernia joined the Company, she was employed as Assistant Controller for Cellcom Corp. From 1985 through 1988, she was employed as a senior corporate accountant by Bristol-Myers Squibb Company. She was graduated from Rutgers University (B.A., 1981) and is a certified public accountant.

                                    8

Executive Compensation

Summary Compensation Table

    The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and the other executive officers of the Company, whose individual remuneration exceeded $100,000 for the year ended December 31, 1997.

                                                    Long Term
                           Annual Compensation      Compensation
                                                    Awards
                        --------------------------  ------------
Name and                                            Securities    All
Principal                             Other Annual  Underlying    Other
Position          Year Salary  Bonus  Compensation  Options       Compensation
                         ($)    ($)     ($) (1)        (#)           ($) (2)
---------         ---- ------  -----  ------------  ------------  ------------

Charles E. Harris 1997 574,380   --        --            --          9,500
Chairman, CEO &   1996 557,650   --        --            --          9,500
Chief Compliance  1995 543,818   --        --         160,000        9,240
Officer (3)

Mel P. Melsheimer 1997 209,852   --      61,992       300,000        9,500
President, COO    1996 203,248   --        --            --            --
& CFO (4)         1995 206,434   --        --            --            --

David C. Johnson, 1997 194,100   --        --            --            --
Jr. EVP (5)       1996 197,397   --        --            --          9,500
                  1995 192,500   --        --         200,000        9,240

<F1>
(1) Other than Mr. Melsheimer, amounts of "Other Annual Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

<F2>
(2) Amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below.

<F3>
(3) The Company has an employment contract with Charles E. Harris that was amended on June 30, 1992, January 3, 1993, June 30, 1994 and January 1, 1998 (the "Employment Contract"). The term of the Employment Contract expires on December 31, 1999.

     Mr. Harris is to receive compensation under his Employment Contract in the form of salary and other benefits. Annual base salary is to be increased annually as of January 1 of each year to reflect inflation and in addition may be increased by such amounts as the Board deems appropriate. The amendment on January 1, 1998 reduced Mr. Harris's salary to $200,000 and allowed him to pursue other business opportunities and investments.

     The Employment Contract provides Mr. Harris with life insurance for the benefit of his designated beneficiaries in the amount of $2,000,000. The Employment Contract also provides reimbursement for uninsured medical expenses, not to exceed $5,000 per annum, adjusted for inflation, over the period of the contract, and disability insurance in the amount of 100 percent of his base salary.

     The Employment Contract provides severance pay in the event of termination without cause or by constructive discharge and also provides for certain death benefits payable to the surviving spouse, for a period of two years, equal to the executive's base salary.

                                     9

     In addition, Mr. Harris is entitled to receive severance pay pursuant to the severance compensation agreement that he entered into with the Company, effective August 15, 1990 which expires December 31, 1999. The severance compensation agreement provides that if, following a change in control of the Company, as defined in the agreement, such individual's employment is terminated by the Company without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individual's average annualized compensation and payment of other welfare benefits. If the executive's termination is without cause or is a constructive discharge, the amount payable under the Employment Contract will be reduced by the amounts paid pursuant to the severance compensation agreement.

<F4>
(4) Mr. Melsheimer joined the Company as President, Chief Operating Officer and Chief Financial Officer in February 1997. From 1994 to February 1997, Mr. Melsheimer was utilized by the Company as a independent consultant.

     Included in Mr. Melsheimer's 1997 Other Annual Compensation is $61,992 in relocation reimbursements.

<F5>
(5) Effective December 15, 1997, Mr. Johnson resigned as Executive Vice-President of the Company.

    The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1997 to each of the executive officers identified in the Summary Compensation Table. No Directors were granted options during 1997. The Company's 1988 Stock Option Plan and all outstanding stock options were canceled as of December 31, 1997.


                         % of
              Number of  Total                           Potential Realizable
              Securities Options                         Value at Assumed
              Underlying Granted to                      Annual Rates of Stock
              Option     Employees  Exercise  Expiration Price Appreciation
Name          Granted(1) in 1997    Price     Date       for Option Term (2)
                                                         -------------------
                                                         5% (3)    10% (4)
------------  ---------- ---------- --------  ---------- ------    -------
Charles E.
Harris            --         --        --        --        --        --

Mel P.
Melsheimer     300,000      100%     $3.875     2/10/07  $731,090  $1,852,726

David C.
Johnson, Jr.      --         --        --        --        --        --

<F1>
(1)  All options would have become exercisable over a five year period.

<F2>
(2) The values shown are based on the indicated assumed annual rates of appreciation compounded annually over the term of the option net of the option exercise price. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

<F3>
(3) Represents an assumed market price per share of common stock of $6.312 on February 10, 2007.

<F4>
(4) Represents an assumed market price per share of common stock of $10.051 on February 10, 2007.

    The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1997 by each of the executive officers identified in the Summary Compensation Table and the number and value of unexercised options as of such date. The Company's 1988 Stock Option Plan was canceled on December 31, 1997, canceling all outstanding stock options and eliminating all future stock option grants.

                                   10

                                        Number of      Value of
                                        Unexercised    Unexercised
                 Number of              Options at     Options at
                 Shares                 12/31/97       12/31/97 (1)
                 Acquired   Value       ----------------------------
                 on         Realized    Exercisable/   Exercisable/
Name             Exercise   (2)         Unexercisable  Unexercisable
-------------    --------   --------    -------------  -------------
Charles E.
Harris              --         --       64,000/96,000      $0/$0

Mel P.
Melsheimer          --         --         -- /300,000      $0/$0

David C.
Johnson, Jr.        --         --       80,000/  --        $0/$0

<F1>
(1) Based upon the difference between the exercise price of the options and the closing price of the Corporation's common stock on December 31, 1997.

<F2>
(2) Value realized is calculated as the number of shares acquired on exercise multiplied by the difference between the closing price of the Corporation's common stock on the date of exercise and the exercise price of the options, before any related tax liabilities or transaction costs.

Employee Benefits

    The Company's 1988 Stock Option Plan and all outstanding stock options were canceled as of December 31, 1997. As a substitution for the 1988 Stock Option Plan, the Company adopted an employee profit sharing plan.

    As of January 1, 1998, the Company began implementing the Harris & Harris Group, Inc. Employee Profit Sharing Plan (the "Plan") that provides for profit sharing equal to 20 percent of the net realized income of the Company as reflected on the statement of operations of the Company for such year, less the nonqualifying gain, if any. Under the Plan, net realized income of the Company includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company), but it will be calculated without regard to dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carry-overs from other years ("Qualifying Income"). The portion of net after-tax realized gains attributable to asset values as of September 30, 1997 will be considered nonqualifying gain, which will reduce "Qualifying Income."

    As soon as practicable following year end, the Board of Directors will determine whether, and if so how much, "Qualifying Income" exists for a plan year, and 90 percent of the Qualifying Income will be paid out to Plan participants pursuant to the distribution percentages set forth in the Plan. The distribution amounts for each officer and employee is as follows: Charles
E. Harris, 13.790%; Mel P. Melsheimer, 4.233%; Rachel M. Pernia, 1.524%; and Jacqueline M. Matthews, 0.453%. If a participant leaves the Company for other than cause, the amount earned will be accrued and paid to such participant, and the remaining amount allocable under the Plan will be redistributed by the Compensation Committee and paid to the other participants.

    Notwithstanding any provisions of the Plan, in no event may the aggregate amount of all awards payable for any Plan year during which the Company remains a "business development company" within the meaning of the Investment Company Act of 1940, as

                               11

amended (the "1940 Act"), be greater than 20 percent of the Company's "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards exceed such amount, the awards will be reduced pro rata.

    The Plan may be modified, amended or terminated by the Board of Directors at any time; provided however, no such modification, amendment or termination may adversely affect any participant that has not consented to such modification or amendment.

    As of January 1, 1989, the Company adopted an employee benefits program covering substantially all employees of the Company under a 401(k) Plan and Trust Agreement. Contributions to the plan are at the discretion of the Company. During 1997, contributions to the plan charged to operations totaled approximately $37,000.

    On June 30, 1994, the Company adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have ten years of service with the Company and have attained 50 years of age or have attained 45 years of age and have 15 years of service with the Company. On February 10, 1997, the Company amended this plan to include employees who "have seven full years of service and have attained 58 years of age." The coverage is secondary to any government provided or subsequent employer provided health insurance plans. Based upon actuarial estimates, the Company provided an original reserve of $176,520 that was charged to operations for the period ending June 30, 1994. As of December 31, 1997 the Company had a reserve of $232,415 for the plan.

                               12

Compensation of Directors

                                   Pension
                                   Or
                                   Retirement
                                   Benefits   Estimated
                                   Accrued    Annual     Total
                                   As Part Of Benefits   Compensation
Name of               Aggregate    Company's  Upon       Paid To
Director              Compensation Expenses   Retirement Directors

C. Wayne Bardin       $ 6,500         --         --       $ 6,500

Philip A.Bauman (1)   $     0         --         --       $     0

G. Morgan Browne      $10,295 (2)     --         --       $10,295

Harry E. Ekblom       $12,518 (3)     --         --       $12,518

Dugald A. Fletcher    $ 8,345 (4)     --         --       $ 8,345

Charles F. Hays (5)   $13,742 (6)     --         --       $13,742

Jon J. Masters        $ 8,500         --         --       $ 8,500

Glenn E. Mayer        $ 8,500         --         --       $ 8,500

William R. Polk       $23,096 (7)     --         --       $23,096

James E. Roberts      $ 7,500         --         --       $ 7,500

Robert B. Schulz (8)  $ 1,500         --         --       $ 1,500

<F1>
1.   Dr. Bauman was elected to the Board of Directors on February 24, 1998.
<F2>
2. Includes $295 paid to Mr. Browne to reimburse him for travel expenses to attend Board meetings.
<F3>
3. Includes $4,018 paid to Mr. Ekblom to reimburse him for travel expenses to attend Board meetings.
<F4>
4. Includes $345 paid to Mr. Fletcher to reimburse him for travel expenses to attend Board meetings.
<F5>
5.   Mr. Hays resigned as a Director on February 3, 1998.
<F6>
6. Includes $3,242 paid to Mr. Hays to reimburse him for travel expenses to attend Board meetings
<F7>
7. Includes $14,596 paid to Mr. Polk to reimburse him for travel expenses to attend Board meetings.
<F8>
8.   Mr. Schulz resigned as a Director on May 9, 1997.

     During the fiscal year ended December 31, 1997, directors who were not officers of the Company received $1,000 for each meeting of the Board of Directors and $500 for each committee meeting they attended. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings. The total compensation and reimbursement for expenses to all directors in 1997 was $100,496. Director compensation for 1998 has been modified as follows: In 1997, the Board of Directors approved that effective January 1, 1998, 50 percent of all Director fees be used to purchase Company common stock from the Company and effective June 18, 1998, fees for committee meetings will be $1,000, directors will be paid a retainer of $500 per month, and, as of December 31, 1997, all Directors' outstanding stock options were canceled.

                                    13
Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's common stock to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of all reports filed.

    Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that except for late filings of Form 4's by Dr. C. Wayne Bardin and Mr. Jon J. Masters in connection with a purchase of shares and a late filing of Form 5 by Charles E. Harris in connection with 13 charitable gifts of Harris & Harris Group, Inc. shares donated by the Susan T. and Charles E. Harris Foundation, all persons who were subject to Section 16(a) in 1997 complied with the filing requirements.

PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1998

                                (Proposal No. 2)

    Arthur Andersen LLP has been selected as the independent accountant to audit the accounts of the Company for and during the fiscal year ending December 31, 1998 by a majority of the Corporation's Board of Directors, including a majority of the Directors who are not interested persons of the Company, by vote cast in person and subject to ratification by the shareholders. The Company knows of no direct or indirect financial interest of Arthur Andersen LLP in the Company.

    A representative of Arthur Andersen LLP is not expected to be present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1998.

                               OTHER BUSINESS

    The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                    14

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposals intended to be presented for inclusion in the Corporation's proxy statement and form of proxy for the next annual meeting of shareholders to be held in 1999 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 no later than February 25, 1999 in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 1999 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.


                                       By Order of the Board of Directors

New York, New York                     Rachel M. Pernia
June 24, 1998                          Secretary

                                   15